Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. ANNOUNCES LANDSLIDE VOTE RESULTS FOR THE BOARD ON ALL MEASURES

NEW YORK, NY – June 10, 2026 – Medallion Financial Corp. (NASDAQ: MFIN, “Medallion” or the “Company”), a specialty finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, today announced the preliminary voting results reported by the independent inspector of election for the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), held yesterday. Shareholders re-elected all three of the Company’s director nominees, rejecting the nominees put forward by an affiliate of ZimCal Asset Management LLC (“ZimCal”).

Yesterday’s Annual Meeting marks the third consecutive annual meeting at which ZimCal has initiated a proxy contest, each of which have resulted in Medallion shareholders overwhelmingly supporting the Company’s Board and strategy. This year, shareholders backed the Company’s nominees by an average of approximately 78% of votes cast, even after both proxy advisory firms issued split recommendations. Critically, support for the dissident declined sharply since the last vote, with the activist nominees receiving approximately 19% of votes cast, down from approximately 22% in the 2024 contest. After hearing ZimCal’s arguments across three consecutive cycles, shareholders have become less supportive of its campaign, not more.

“This result is a clear and emphatic statement from our shareholders,” said Andrew Murstein, President and CEO of Medallion Financial. “For the third year in a row, they have placed their trust in our Board and rejected the campaign of a distressed debt investor seeking a personal windfall at the expense of all other shareholders. Over the last 5 years we have generated over $375 million of net income before taxes, more than our first 25 years combined. We have also increased our dividend by 40% in the last three years. Our focus now returns immediately to what we do best: delivering industry-leading financial performance and long-term value for the shareholders who have stood with us – and to whom we are deeply grateful.”

The preliminary results of the Annual Meeting reported in this release remain subject to certification by the inspector of election. The Company will report the certified results of the Annual Meeting in a Form 8-K filed with the Securities and Exchange Commission.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ: MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries, and loan products and services offered through fintech strategic partners. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding our loan portfolio, including collections on our taxi medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, the effects of tariffs, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, for a description of certain risks to which Medallion is or may be subject, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2025 Annual Report on Form 10-K.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

Investor Relations

The Equity Group Inc.

Lena Cati

lena.cati@theequitygroup.com

(212) 836-9611

Val Ferraro

val.ferraro@theequitygroup.com

(212) 836-9633

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